Exhibit 32.1

CERTIFICATION OF CO-PRINCIPAL EXECUTIVE OFFICERS

AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of American Technology Corporation (the “Company”), that, to his knowledge, the Quarterly Report of the Company on Form 10-Q/A for the quarter ended March 31, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company as of the dates and for the periods presented in the consolidated financial statements included in such report.

Dated: June 15, 2006

/s/ ELWOOD G. NORRIS
Elwood G. Norris, Chairman of the Board (Co-Principal Executive Officer)

/s/ JOHN R. ZAVOLI
John R. Zavoli, President, Chief Operating Officer (Co-Principal Executive Officer)

/s/ STEVEN D. STRINGER

Steven D. Stringer, Chief Financial Officer (Principal Financial Officer)